Exhibit 4.1
FULTON FINANCIAL CORPORATION

INDENTURE
Dated as of May ____, 2007

WILMINGTON TRUST COMPANY,
as Trustee

SUBORDINATED NOTES

Table of Contents

ARTICLE VII

CONCERNING THE NOTEHOLDERS

Section 7.01	Action by Noteholders	39
Section 7.02	Proof of Execution by Noteholders	40
Section 7.03	Who Are Deemed Absolute Owners	40
Section 7.04	Notes Owned by Corporation Deemed Not Outstanding	40
Section 7.05	Revocation of Consents; Future Holders Bound	41

ARTICLE VIII

MEETINGS OF NOTEHOLDERS

Section 8.01	Purposes of Meetings	41
Section 8.02	Call of Meetings by Trustee	41
Section 8.03	Call of Meetings by Corporation or Noteholders	42
Section 8.04	Qualifications for Voting	42
Section 8.05	Regulations	42
Section 8.06	Voting	42
Section 8.07	Quorum; Actions	43

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Noteholders	44
Section 9.02	Supplemental Indentures With Consent of Noteholders	45
Section 9.03	Compliance with Trust Indenture Act; Effect of Supplemental Indentures	46
Section 9.04	Notation on Notes	46
Section 9.05	Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee	46

ARTICLE X

CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER AND LEASE

Section 10.01	Corporation May Consolidate, etc., on Certain Terms	46
Section 10.02	Successor Person to be Substituted for Corporation	47
Section 10.03	Opinion of Counsel to be Given Trustee	47

ARTICLE XI

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01	Discharge of Indenture	48
Section 11.02	Deposited Moneys and U.S. Government Obligations to be Held in Trust by Trustee	48
Section 11.03	Paying Agent to Repay Moneys Held	48

Cross Reference Table

Showing Reflection of Certain Provisions
Required Pursuant to Section 310 through 318(a)
of Trust Indenture Act of 1939, as Amended, (Including
Cross-References to Provisions of Sections 310 through 318(a)
which, Pursuant to
Section 318(c) of the Trust Indenture Act of 1939,
as Amended, are Part of and Govern Such Provisions
of the Indenture Whether or not Physically Contained Therein*

TIA	Section

SECTION 310 (a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08, 6.10(a), (b) and (d)
(c)	Not Applicable

SECTION 311 (a)	6.13
(b)	6.13
(c)	Not Applicable

SECTION 312 (a)	4.01
4.02
(b)	4.02

SECTION 313 (a)	4.04
4.04
(c)	4.04
5.11
(d)	4.04

SECTION 314(a) (1), (2) and (3)	4.03
(a) (4)	3.05
(b)	Not Applicable
(c)(1)	13.06
(c)(2)	13.06
(c)(3)	Not Applicable

*This Table is not a part of the Indenture.

(d)	Not Applicable
(e)	13.06
(f)	Not Applicable

SECTION 315 (a)	6.01

(b)	6.01
(c)	6.01
(d)	6.01
(d)(1)	6.01
(d)(2)	6.01
(d)(3)	6.01
(e)	5.12

SECTION 316 (a)(1)(A)	5.02
5.10
(a)(1)(B)	5.10
(a)(2)	Not Applicable
(a) last sentence	7.03
(b) 5.13

SECTION 317 (a)(1)	5.03
(a)(2)	5.04
(b)	6.05

SECTION 318 (a)	13.09

     THIS INDENTURE, dated as of May___, 2007, between Fulton Financial Corporation, a Pennsylvania corporation (hereinafter called the “Corporation”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).
W I T N E S S E T H:
     In consideration of the premises, and the purchase of the Notes (as defined below) by the holders thereof, the Corporation covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes or of any series thereof, as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act, or which are by reference therein defined in the Securities Act, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.
     “Affiliate” shall have the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.
     “Agent” shall mean any Paying Agent or Registrar.
     “Allocable Amounts,” when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

     “Applicable Depositary Procedures” means, with respect to any transfer or transaction involving a Book-Entry Interest or a Note of any series represented by a Global Note, the rules and procedures of the Depositary for such Book-Entry Interest or Note represented by a Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Authenticating Agent” shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.14.
     “Bankruptcy Law” shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
     “Board of Directors” shall mean either the Board of Directors of the Corporation or any duly authorized committee of that board.
     “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Book-Entry Interest” shall mean a beneficial interest in a Global Note registered in the name of a Clearing Agency or its nominee, ownership and transfers of which shall be maintained and made through book entries by such Clearing Agency.
     “Business Day” shall mean, with respect to any series of Notes, any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York, Wilmington, Delaware or Lancaster, Pennsylvania are authorized or required by law, executive order or regulation to close.
     “Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act that is acting as depositary for one or more series of the Notes and in whose name or in the name of a nominee of that organization shall be registered a Global Note and which shall undertake to effect book entry transfers and pledges of beneficial interests in such Global Note.
     “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.
     “Commission” shall mean the Securities and Exchange Commission, or any successor agency of the United States government having administrative authority with respect to the federal securities laws.
     “Common Stock” shall mean the Common Stock, par value $2.50 per share, of the Corporation or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.
     “Corporate Trust Office” shall mean the Principal Office of the Trustee.

     “Corporation” shall mean the person identified as the “Corporation” in the preamble to this Indenture and, subject to the provisions of Article X, shall also include its successors and assigns.
     “Corporation Request” or “Corporation Order” shall mean a written request or order signed in the name of the Corporation by an Officer and delivered to the Trustee.
     “Custodian” shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.
     “Defeasance Agent” means another financial institution which is eligible to act as Trustee hereunder and which assumes all of the obligations of the Trustee necessary to enable the Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to Section 11.05 of this Indenture, the following conditions shall apply:
     (i) the Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent’s rights and responsibilities; and
     (ii) the Defeasance Agent shall provide verification to the Trustee acknowledging receipt of sufficient money and/or U.S. Government Obligations to meet the applicable conditions set forth in Section 11.05.
     “Default” shall mean any event, act or condition specified in Sections 5.01 or 5.03, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.
     “Defaulted Interest” has the meaning set forth in Section 2.07(c).
     “Definitive Notes” means those Notes issued in fully registered certificated form.
     “Depositary” means, with respect to any series of Notes that the Corporation determines shall be issued as a Global Note, The Depository Trust Company, New York, New York, or another organization registered as a “clearing agency” under the Exchange Act that is designated as Depositary for the Global Note by the Corporation and in whose name or in the name of a nominee of that organization shall be registered a Global Note and which shall undertake to effect book-entry transfers of the Global Note.
     “Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with or on behalf of the Depositary.
     “Discharged” means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes of any series and to have satisfied all the obligations under this Indenture relating to the Notes of such series (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except (i) the rights of holders of such Notes to receive, from the trust fund described in Section 11.05(a), payment of the principal of and the interest on such Notes when such payments are due; (ii) the Corporation’s obligations with respect to such Notes under Sections 2.09, 2.11, 5.02 and 11.04; and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

     “Dollars” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
     “DTC” shall mean The Depository Trust Company, the initial Clearing Agency.
     “Event of Default” shall have the meaning specified in Section 5.01.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.
     “Foreign Currency” means a currency issued by the government of any country other than the United States.
     “Global Note” shall mean, with respect to any series of Notes, a Note executed by the Corporation and delivered by the Trustee to the Depository or pursuant to the Depository’s instruction or, if no instructions are received, then held by the Trustee as custodian for the Depository, all in accordance with this Indenture, which Note shall be registered in the name of the Depository or its nominee.
     “Indebtedness” shall mean, whether or not recourse is to all or a portion of the assets of the Corporation and whether or not contingent, (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation, contingent or otherwise, with respect to letters of credit, bankers’ acceptances, security purchase facilities or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for directly or indirectly, as obligor or otherwise, and (viii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, is secured by a lien on any property or assets of the Corporation.
     “Indenture” shall mean this instrument as originally executed or, if amended by one or more indentures supplemental hereto as herein provided, as so amended.
     “Interest Payment Date” shall mean, with respect to any series of Notes, the Stated Maturity of an installment of interest on the Notes of such series, subject to Section 13.07.

     “Interest Period” shall have the meaning set forth in Section 2.07(b).
     “Interest Rate” shall have the meaning set forth in Section 2.01.
     “Issue Date” shall have the meaning set forth in Section 2.01.
     “Maturity Date” shall mean, with respect to any series of Notes, the date on which the principal of such Note becomes due and payable as therein or herein provided.
     “Note Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case, in accordance with the rules of such Clearing Agency and, if applicable, such indirect participant).
     “Noteholder,” “holder of Notes,” or other similar terms shall mean any Person in whose name at the time a particular Note of any series is registered in the Note Register kept by the Corporation or the Registrar for that purpose in accordance with the terms of this Indenture.
     “Note Register” shall mean the list of registered holders of Notes provided to the Trustee pursuant to Section 4.01.
     “Note” or “Notes” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of Indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Notes”, with respect to any such Person, shall mean Notes authenticated and delivered under this Indenture, exclusive, however, of Notes of any series as to which such Person is not Trustee.
     “Officer” shall mean any of the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, the Chief Financial Officer, the Secretary or an Assistant Secretary of the Corporation.
     “Officers’ Certificate” shall mean a certificate signed by two Officers that complies with the requirements of Section 314(c) of the TIA and is delivered to the Trustee.
     “Opinion of Counsel” shall mean a written opinion of counsel, who may be an employee of the Corporation, and who shall be reasonably acceptable to the Trustee and that, if required by the TIA, complies with the requirements of Section 314(c) of the TIA and is delivered to the Trustee.
     “Outstanding” when used with reference to any series of Notes, shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except
          (a) Notes theretofore canceled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for the payment of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent);
          (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Corporation and the Trustee is presented that any such Notes are held by bona fide holders in due course; and
          (d) Notes held by the Corporation or any Affiliate thereof.
     “Paying Agent” shall have the meaning set forth in Section 3.02.
     “Person” shall mean any individual, corporation, estate, partnership, joint venture, banking association, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Predecessor Note” of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated or destroyed, lost or stolen Note.
     “Principal Office of the Trustee,” or other similar term, shall mean the office of the Trustee, at which at any particular time its corporate trust business shall be administered.
     “Registrar” shall have the meaning set forth in Section 3.02.
     “Regular Record Date” shall mean the 15th calendar day prior to the applicable Interest Payment Date, whether or not such day is a Business Day.
     “Responsible Officer” shall mean any officer of the Trustee’s Corporate Capital Markets Division with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.
     “Senior Indebtedness” shall mean, with respect to the Notes of a particular series, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation, whether or not such claim for post petition interest is allowed in such proceedings), on all Indebtedness, whether outstanding on the date of execution of this Indenture, or hereafter created, assumed or incurred, and any deferrals, renewals or extensions of such Indebtedness; provided, however, that Senior Indebtedness shall not include (A) any Indebtedness issued to any statutory trust created by the Corporation for the purpose of issuing trust securities in connection with such issuance of Indebtedness, which shall in all cases be junior to such Notes, including without limitation the debt securities issued to (1) PBI Capital Trust, (2) Premier Capital Trust II, (3) Resource Capital Trust III, (4) SVB Bald Eagle Statutory Trust I, (5) SVB Bald Eagle Statutory Trust II, (6) Columbia Bancorp Statutory Trust, (7) Columbia Bancorp Statutory Trust II, (8) Columbia Bancorp Statutory Trust III and (9) Fulton Capital Trust I, (B) any guarantees of the Corporation in respect of the equity securities or other securities of any financing entity referred to in clause (A) above, (C) the Corporation’s 5.35% Subordinated Note due April 1, 2015 (with respect to which the Notes issued hereunder rank pari passu) or (D) any other subordinated debt of the Corporation that by its terms ranks pari passu or junior to the Notes issued hereunder.
     “Stated Maturity” shall mean with respect to any series of Notes or any installment of principal or interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.
     “Subsidiary” shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, limited liability company or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
     “Temporary Notes” shall mean temporary notes as such term is used in Section 2.10 herein.
     “Trustee” shall mean the Person identified as “Trustee” in the preamble to this Indenture and, subject to the provisions of Article VI hereof, shall also include its successors and assigns, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Notes of any series, shall mean the Trustee with respect to the Notes of such series.
     “Trust Indenture Act” of “TIA” shall mean the Trust Indenture Act of 1939, as amended from time to time, and any successor statute.

     “U.S. Government Obligations” shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii), are not callable or prepayable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction with respect to the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     Section 1.02 Business Day Certificate. On the date of execution and delivery of this Indenture (with respect to the remainder of calendar year 2007) and within 15 days prior to the end of each calendar year while this Indenture remains in effect (with respect to succeeding calendar years), the Corporation shall deliver to the Trustee an Officers’ Certificate specifying the days on which banking institutions or trust companies in Lancaster, Pennsylvania are then authorized or obligated by law or executive order to remain closed.
ARTICLE II
NOTES
     Section 2.01 Authentication and Dating; Title and Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued up to the aggregate principal amount of Notes from time to time authorized by or pursuant to a Board Resolution.
     The Notes may be issued in one or more series. All Notes of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity Date of the Notes of such series. With respect to any series of Notes to be issued hereunder, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate of the Corporation, or established in one or more indentures supplemental hereto, which shall be delivered to the Trustee prior to the issuance of such series of Notes:
          (1) the form of the Notes of the series;
          (2) the title of the Notes of the series (which shall distinguish such Notes of the series from all other Notes);
          (3) any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of that series pursuant to this Article II);

          (4) the date or dates on which the Notes of such series may be issued (the “Issue Date”);
          (5) the date or dates on which the Notes of such series will mature;
          (6) the date or dates, which may be serial, on which the principal of, and premium, if any, on the Notes of such series shall be payable;
          (7) the rate or rates, or the method of determination thereof, at which the Notes of such series shall bear interest, if any (the “Interest Rate”), the date or dates from which such interest shall accrue and the Interest Payment Dates on which such interest shall be payable.
          (8) the place or places where the principal of, and premium, if any, and interest, if any, on Notes of the series shall be payable if other than as provided in Section 3.02 hereof;
          (9) if other than denominations of $1,000 and any integral multiple thereof, in Dollars or the Foreign Currency or currency unit in which the Notes of such series are denominated, the denominations in which Notes of such series shall be issuable;
          (10) if other than the principal amount thereof, the portion of the principal amount of Notes of such series which shall be payable upon declaration of acceleration of the Maturity Date thereof pursuant to Section 5.02 or provable in bankruptcy pursuant to Section 5.04;
          (11) whether payment of the principal of, premium, if any, and interest, if any, on the Notes of such series shall be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by Noteholders;
          (12) any Events of Default with respect to the Notes of such series, if not set forth herein;
          (13) in case the Notes of such series do not bear interest, the applicable dates for the purpose of clause (a) of Section 4.01;
          (14) a description of any provisions providing for redemption, exchange or conversion of the Notes of such series at the Corporation’s option, a Noteholder’s option or otherwise, and the terms and provisions of such redemption, exchange or conversion;
          (15) the currency or currencies, or currency unit or currency units, whether in Dollars or a Foreign Currency or currency unit, in which the principal of, and premium, if any, and interest, if any, on the Notes of such series or any other amounts payable with respect thereto, and whether such principal, premium, if any, and interest, if any, payable otherwise than in Dollars may, at the option of the Noteholders of any Note of such series, also be payable in Dollars;

          (16) if other than as set forth in Section 11.01, provisions for the satisfaction and discharge of the indebtedness represented by the Notes of such series;
          (17) whether the Notes of such series are issuable as a Global Note and, in such case, the identity of the Depositary for such series, if other than The Depository Trust Company;
          (18) if the amount of payment of principal of (and premium, if any) or interest on the Notes of such series may be determined with reference to an index, formula or other method based on a coin, currency or currency unit other than that in which the Notes are stated to be payable or otherwise, the manner in which such amounts shall be determined;
          (19) any other terms of such series of Notes (which terms shall not be inconsistent with the provisions of this Indenture); and
          (20) any Trustees, Paying Agents, or Registrars with respect to the Notes of such series, if other than the initial Trustee.
     Any inconsistency between the terms set forth in this Indenture and the provisions of a Board Resolution or an indenture supplemental hereto relating to the items in (1) through (20) above shall be resolved in favor of such Board Resolution or Supplemental Indenture.
     All Notes of any one series need not be issued at the same time and, unless otherwise so provided by the Corporation, a series may be reopened for issuances of additional Notes of such series or to establish additional terms of such series of Notes.
     If any of the terms of the Notes of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.
     The Trustee shall be entitled to receive and shall be fully protected in relying on, in addition to the Opinion of Counsel to be furnished to the Trustee with the Officers’ Certificate or supplemental indenture relating to the issuance of any series of Notes, an Opinion of Counsel stating that:
          (i) all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Notes;
          (ii) all laws and requirements with respect to the form and execution by the Corporation of the supplemental indenture, if any, have been complied with and that the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate this Indenture, the Corporation has corporate power to execute and deliver any such supplemental indenture and have taken all necessary corporate action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Corporation enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);

          (iii) the form and terms of such Notes have been established in conformity with the provisions of this Indenture;
          (iv) all laws and requirements with respect to the execution and delivery by the Corporation of such Notes has been complied with and the authentication and delivery of any such Notes by the Trustee will not violate the terms of the Indenture, the Corporation has the corporate power to issue such Notes and such Notes has been duly authorized and delivered by the Corporation and, assuming due authentication and delivery of such Notes by the Trustee, such Notes constitute legal, valid and binding obligations of the Corporation, enforceable in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect) and entitled to the benefits of this Indenture, equally and ratably with all other Notes, if any, of such series Outstanding;
          (v) the amount of the Notes Outstanding, including such Notes, does not exceed the amount at the time permitted by law;
          (vi) no Default or Event of Default with respect to any series of Notes has occurred or is continuing;
          (vii) this Indenture is qualified under the Trust Indenture Act; and
          (viii) the issuance of such Notes will not contravene the Articles of Incorporation or the By-Laws of the Corporation or result in any violation of any of the terms or the provisions of any indenture, mortgage or other agreement known to such counsel by which the Corporation or any of its subsidiaries is bound.
     In addition, the Opinion of Counsel and the Officers’ Certificate will cover such other matters as the Trustee may reasonably request.
     Section 2.02 Forms Generally; Form of Trustee’s Certificate of Authentication.
     The Notes of each series and the Trustee’s certificate of authentication on such Notes shall be in substantially the form as shall be established pursuant to this Article II in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Indenture or as may be required to comply with any law or with any rules or regulations made pursuant thereto or with any rules or regulations of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.
     The Definitive Notes of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes as evidenced by their execution of such Notes.
     The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

     This certificate represents Notes of the Corporation referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee
By:
Authorized Officer

     Section 2.03 Form of Note. The Note of each series shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes shall be issued, and may be transferred, only in denominations having an aggregate principal amount of not less than $1,000 and integral multiples of $1,000 in excess thereof. The Notes shall be in registered form without coupons and shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the officers executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.
     Section 2.04 Execution of Notes. The Notes of each series shall be signed in the name and on behalf of the Corporation by the manual or facsimile signature of its Chairman of the Board of Directors, Vice Chairman, President, Chief Executive Officer or Chief Financial Officer or one of its Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, under its corporate seal (if legally required) which may be affixed thereto or printed, engraved or otherwise reproduced thereon, by facsimile or otherwise, and which need not be attested. Only such Notes as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee or the Authenticating Agent by the manual or facsimile signature of an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or the Authenticating Agent upon any Note executed by the Corporation shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
     In case any officer of the Corporation who shall have signed any Note shall cease to be such officer before the Note so signed shall have been authenticated and delivered by the Trustee or the Authenticating Agent, or disposed of by the Corporation, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such officer of the Corporation; and any Note may be signed on behalf of the Corporation by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Corporation, although at the date of the execution of this Indenture any such person was not such an officer.
     Every Note shall be dated the date of its authentication.

     In each case where the Trustee is to authenticate and deliver Notes pursuant to the terms of this Indenture, it shall receive a Corporation Order.
     If all the Notes of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officers’ Certificate at the time of issuance of each Note, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Note of such series. After any such first delivery, any separate request by the Corporation that the Trustee authenticate Notes of such series for original issue will be deemed to be a certification by the Corporation that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Notes continue to have been complied with.
     The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if a Responsible Officer of the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Noteholders.
     Section 2.05 Legends. Each Note shall bear the applicable legends substantially in the form set forth in Exhibit A hereto.
     Section 2.06 Global Note.
     (a) Each Global Note for any series issued under this Indenture shall be registered in the name of the Depositary designated by the Corporation for such Global Note or a nominee of such Depositary and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon for all purposes of this Indenture.
     (b) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Definitive Notes, and no transfer of a Global Note in whole or in part may be registered in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (i) such Depositary notifies the Trustee or the Corporation in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Note, and no qualified successor is appointed by the Corporation within ninety (90) days of receipt of such notice, (ii) the Corporation executes and delivers to the Trustee a Corporation Order stating that the Corporation elects to terminate the book-entry system through the Depositary, (iii) such Depositary ceases to be a Clearing Agency registered under the Exchange Act and no successor is appointed by the Corporation within ninety (90) days after obtaining knowledge of such event or (iv) an Event of Default shall have occurred and be continuing. Upon a Responsible Officer having actual knowledge of the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Trustee shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Note of the occurrence of such event and of the availability of Definitive Notes of the same series to such beneficial owners requesting the same. Upon the issuance of such Definitive Notes and the registration in the Note Register of such Notes in the names of the holders thereof, the Trustee shall recognize such holders as holders of Notes for all purposes of this Indenture and the Notes.

     (c) If any Global Note is to be exchanged for Definitive Notes of the same series or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Registrar for exchange or cancellation as provided in this Article. If any Global Note is to be exchanged for Definitive Notes of the same series or canceled in part, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article or (ii) the principal amount of the Global Note or Global Notes, as the case may be, shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such Definitive Notes to be so exchanged for beneficial interests therein, as the case may be, by means of an appropriate adjustment made on the records of the Registrar, whereupon the Trustee, in accordance with the Applicable Depositary Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note by the Depositary, accompanied by registration instructions, the Corporation shall execute and the Trustee shall authenticate and deliver Definitive Notes of the same series issuable in exchange for such Global Note (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee may conclusively rely on, and shall be fully protected in relying on, such instructions.
     (d) Every Note of any series authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.
     (e) The Depositary or its nominee, as the registered owner of a Global Note, shall be the holder of such Global Note for all purposes under this Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary Participants. The Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Indenture relating to a Global Note as the sole holder of the Note and shall have no obligation to any beneficial owner of a Global Note. Neither the Trustee nor the Registrar shall have any liability in respect of any transfers effected by the Depositary or its Depositary Participants.
     (f) The rights of owners of beneficial interests in a Global Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its Depositary Participants.
     (g) No owner of any beneficial interest in any Global Note shall have any rights under this Indenture with respect to such Global Note. None of the Corporation, the Trustee nor any agent of the Corporation or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and such beneficial owners, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as holder of any Note.

     (h) Global Notes shall bear the following legend on the face thereof:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     Section 2.07 Computation of Interest.
     (a) The amount of interest payable for any Interest Period (as defined below) will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     (b) Each Note of any series will bear interest at the Interest Rate (i) in the case of the initial Interest Period, for the period from, and including, the date of original issuance of such Note to, but excluding, the initial Interest Payment Date and (ii) thereafter, for the period from, and including, the first day following the end of the preceding Interest Period to, but excluding, the applicable Interest Payment Date or, in the case of the last Interest Period, the Maturity Date, (each such period, an “Interest Period”), on the principal thereof, on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest (including Defaulted Interest), payable on each Interest Payment Date or the Maturity Date, as the case may be. Interest on any Note that is payable, and is punctually paid or duly provided for by the Corporation, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest installment.
     (c) Any interest on any Note that is payable, but is not punctually paid or duly provided for by the Corporation, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the holder on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest shall be paid by the Corporation to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this paragraph. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest, which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such special record date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special record date and thereafter the Corporation shall have no further payment obligation in respect of the Defaulted Interest.
     (d) The Corporation may make payment of any Defaulted Interest on any series of Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     (e) Subject to the foregoing provisions of this Section 2.07, each Note of a series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.
     Section 2.08 Transfer and Exchange.
     (a) The Corporation shall cause to be kept, at the office or agency maintained for the purpose of registration of transfer and for exchange, as provided in Section 3.02, the Note Register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration and transfer of all Notes of each series as provided in this Article II. The Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.
     Notes of any series to be exchanged may be surrendered at the Principal Office of the Trustee or at any office or agency to be maintained by the Corporation for such purpose as provided in Section 3.02, and the Corporation shall execute, the Corporation or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in exchange therefor, the Note or Notes of such series which the Noteholder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of a Note of any series at the Principal Office of the Trustee or at any office or agency of the Corporation maintained for such purpose as provided in Section 3.02, the Corporation shall execute, the Corporation or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in the name of the transferee or transferees, a new Note of such series for a like aggregate principal amount. Registration or registration of transfer of a Note of any series by the Trustee or by any agent of the Corporation appointed pursuant to Section 3.02, and delivery of such Note, shall be deemed to complete the registration or registration of transfer of such Note.
     All Notes of any series presented for registration of transfer or for exchange or payment shall (if so required by the Corporation or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by, a written instrument or instruments of transfer in form satisfactory to the Corporation and either the Trustee or the Authenticating Agent duly executed by, the holder or such holder’s attorney duly authorized in writing.
     (b) To permit registrations of transfers and exchanges, the Corporation shall execute and the Trustee, upon receipt of a Corporation Order to do so, shall authenticate and deliver Definitive Notes and Global Notes at the written request of the Registrar for a series of Notes. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Corporation, evidencing the same debt, the same series and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.
     No service charge shall be made for any exchange or registration of transfer of Notes, but the Corporation or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith other than exchanges pursuant to Section 2.10 or 9.03 not involving any transfer.
     Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Corporation and any agent of the Trustee or the Corporation may deem and treat the Person in whose name such Note is registered as the absolute owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and none of the Trustee, the Corporation or any agents of the Trustee or the Corporation shall be affected by notice to the contrary.
     Section 2.09 Mutilated, Destroyed, Lost or Stolen Notes.
     In case a Note of any series shall become mutilated or be destroyed, lost or stolen, the Corporation shall execute, and upon receipt of a Corporation Order to do so the Trustee shall authenticate and deliver, a new Note of such series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Corporation and the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Corporation and the Trustee evidence to their reasonable satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Upon the issuance of any substituted Note, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Corporation may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Corporation and the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless and, in case of destruction, loss or theft, evidence reasonably satisfactory to the Corporation and to the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substituted Note issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any such Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other notes without their surrender.
     Section 2.10 Temporary Notes. Pending the preparation of Definitive Notes of any series, the Corporation may execute and the Trustee shall authenticate and make available for delivery Temporary Notes of such series that are typed, printed or lithographed. Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Definitive Notes of the same series but with such omissions, insertions and variations as may be appropriate for Temporary Notes, all as may be determined by the Corporation. Every such Temporary Note shall be executed by the Corporation and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes of the same series. Without unreasonable delay, the Corporation will execute and deliver to the Trustee or the Authenticating Agent Definitive Notes and thereupon any or all Temporary Notes may be surrendered in exchange therefor, at the Principal Office of the Trustee or at any office or agency maintained by the Corporation for such purpose as provided in Section 3.02, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in exchange for such Temporary Notes a like aggregate principal amount of such Definitive Notes of the same series. Such exchange shall be made by the Corporation at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the Corporation may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto. Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes of the same series authenticated and delivered hereunder.

     Section 2.11 Cancellation. All Notes surrendered for the purpose of payment, exchange or registration of transfer, shall, if surrendered to the Corporation or any Paying Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Notes canceled by any Authenticating Agent shall be delivered to the Trustee. The Trustee shall destroy all canceled Notes unless the Corporation otherwise directs the Trustee in writing, in which case the Trustee shall dispose of such Notes as directed by the Corporation. If the Corporation shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation.
     Section 2.12 CUSIP Numbers. The Corporation in issuing the Notes may use a “CUSIP” number (if then generally in use). The Corporation will promptly notify the Trustee in writing of any change in the CUSIP number.
ARTICLE III
PARTICULAR COVENANTS OF THE CORPORATION
     Section 3.01 Payment of Principal and Interest. The Corporation covenants and agrees for the benefit of the holders of the Notes of any series that it will duly and punctually pay or cause to be paid the principal of and interest on the Notes of such series at the place, at the respective times and in the manner provided herein. Payment of the principal of and premium, if any, and interest on the Notes of any series due on the Maturity Date will be made by the Corporation in immediately available funds against presentation and surrender of the Notes of such series. At the option of the Corporation, each installment of interest on the Notes of such series due on an Interest Payment Date other than the Maturity Date may be paid (i) by mailing checks for such interest payable to the order of the holders of Notes of such series entitled thereto as they appear on the Note Register or (ii) by wire transfer of immediately available funds to any account with a banking institution located in the United States designated by such holder no later than the related Regular Record Date.
     Section 3.02 Offices for Notices and Payments, Etc. So long as any of the Notes of any series remain Outstanding, the Corporation will maintain in New York, New York or Wilmington, Delaware (a) an office or agency where the Notes of such series may be presented for payment (the “Paying Agent”), (b) an office or agency where the Notes of such series may be presented for registration of transfer (the “Registrar”) and (c) an office or agency where notices and demands to or upon the Corporation in respect of the Notes of such series or this Indenture may be served. The Registrar shall keep a register of the Notes of each series and of their transfer. The Corporation will appoint the Registrar and the Paying Agent and may appoint one or more co-registrars or one or more additional Paying Agents in such other locations as it shall determine. The term “Registrar” includes any additional registrar, the term “Paying Agent” includes any additional Paying Agent. The Corporation may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. Any Agent shall be permitted to resign upon 30 days’ written notice to the Corporation. The Corporation shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Corporation fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such at the Principal Office of the Trustee. The Corporation or any of its Affiliates may act as Paying Agent or Registrar. The Corporation will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Corporation shall fail to maintain any such office or agency in New York, New York or Wilmington, Delaware or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.
     In addition to any such office or agency, the Corporation may from time to time designate one or more offices or agencies outside New York, New York and Wilmington, Delaware where the Notes of any series may be presented for payment or for registration of transfer and where notices and demands to or upon the Corporation in respect of such Notes or this Indenture may be served in the manner provided in this Indenture, and the Corporation may from time to time rescind such designation, as the Corporation may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain any such office or agency in New York, New York or Wilmington, Delaware for the purposes above mentioned. The Corporation will give to the Trustee prompt written notice of any such designation or rescission thereof.
     The Corporation initially appoints the Trustee as Paying Agent and Registrar for the Notes.
     Section 3.03 Appointments to Fill Vacancies in Trustee’s Office. The Corporation, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 3.04 Provision as to Paying Agent.
     (a) Whenever the Corporation shall have one or more Paying Agents, it will, on or prior to 11:00 a.m. New York, New York time on each due date of the principal of or interest on, the Notes of any series, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal or interest, and unless such Paying Agent is the Trustee, the Paying Agent will promptly notify the Trustee of the Corporation’s action or failure so to act.
     (b) If the Corporation shall appoint a Paying Agent other than the Trustee with respect to the Notes of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,
     (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes of such series (whether such sums have been paid to it by the Corporation or by any other obligor on such Notes) in trust for the benefit of the holders of such Notes; and
     (ii) that it will give the Trustee notice of any failure by the Corporation (or by any other obligor on the Notes of such series) to make any payment of the principal of or interest on such Notes when the same shall be due and payable.

     (c) If the Corporation shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes of any series, set aside, segregate and hold in trust for the benefit of the holders of such Notes a sum sufficient to pay such principal or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Corporation (or by any other obligor under such Notes) to make any payment of the principal of or interest on such Notes when the same shall become due and payable.
     (d) Anything in this Section 3.04 to the contrary notwithstanding, the Corporation may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Notes of any series hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums payable with respect to such Notes, such sums to be held by the Trustee upon the trusts herein contained.
     (e) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 11.03 and 11.04.
     Section 3.05 Certificate to Trustee. The Corporation will deliver to the Trustee on or before 120 days after the end of each fiscal year of the Corporation, commencing with the first fiscal year ending after the date hereof, so long as Notes of any series are Outstanding hereunder, an Officers’ Certificate in the form attached hereto as Exhibit B, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Corporation, stating that in the course of the performance by the signers of their duties as officers of the Corporation, they would normally have knowledge of any Default or Event of Default (or any event which after notice or the lapse of time or both, would be, a Default or an Event of Default) with respect to such series by the Corporation in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default or Event of Default (or event which after notice or the lapse of time or both, would be, a Default or an Event of Default) and, if so, specifying each such Default or Event of Default or event of which the signers have knowledge, the nature thereof and the action, if any, the Corporation intends to undertake as a result of such Default or Event of Default or event.
     The Corporation will promptly notify the Trustee in writing, upon obtaining knowledge of any default under this Indenture and shall comply with the provisions of Section 314(a)(4) of the Trust Indenture Act.
     Section 3.06 Compliance with Consolidation Provisions. The Corporation will not, while any of the Notes remain Outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article X hereof are complied with.
     Section 3.07 Limitation on Dividends. The Corporation will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock, (b) make any payment of principal of, or interest on, or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in right of payment to the Notes other than such payments, repayments, repurchases or redemptions of debt securities of the Corporation that rank equal with the Notes that are made on a pro rata basis with payments, repayments or repurchases on the Notes or (c) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Notes (other than (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (ii) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (iv) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (v) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation’s benefit or compensation plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans), if at such time there shall have occurred any event, act or condition that (a) is a Default or an Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or an Event of Default) and (b) in respect of which the Corporation shall not have taken reasonable steps to cure.
     Section 3.08 Payment Upon Resignation or Removal. Upon termination of this Indenture or the removal or resignation of the Trustee, the Corporation shall pay to the Trustee all amounts accrued and owing to the Trustee to the date of such termination, removal or resignation.
     Section 3.09 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.
ARTICLE IV
LIST OF NOTEHOLDERS AND REPORTS BY THE

CORPORATION AND THE TRUSTEE
     Section 4.01 List of Noteholders. The Corporation covenants and agrees that it will furnish or cause to be furnished to the Trustee, in accordance with Section 312(a) of the Trust Indenture Act, (a) semiannually and not more than 10 days after the Regular Record Date for each series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders of Notes of such series as of such date, and on dates to be determined pursuant to Section 2.01 for non-interest bearing Notes of such series in each year, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Corporation of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, so long as the Trustee is Registrar, no such list need be furnished.
     Section 4.02 Preservation and Disclosure of Lists.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Notes (i) contained in the most recent list furnished to it as provided in Section 4.01 or (ii) received by it in its capacity as Registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

     (b) In case three or more holders of Notes (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes or with holders of all Notes with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:
     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02; or
     (ii) inform such applicants as to the approximate number of holders of all Notes whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.
     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Noteholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing.
     (c) Each and every holder of Notes, by receiving and holding the same, agrees with the Corporation and the Trustee that neither the Corporation nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).
     (d) The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act, subject to the exculpation from liability contained in Section 312(c) of such Act.
     Section 4.03 Reports by the Corporation.
     (a) The Corporation covenants and agrees to provide to the Trustee, by hard copy or electronic transmission, within 15 days after the date on which the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. In the event that the Corporation is not required or permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Corporation will nevertheless deliver a copy of such Exchange Act information to the Trustee and the holders of the Notes as if the Corporation were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein. The Corporation also covenants and agrees to comply with the provisions of Section 314(a) of the Trust Indenture Act.
     (b) To the extent applicable, the Corporation covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.
     (c) To the extent applicable, the Corporation covenants and agrees to transmit by mail to all holders of Notes, as the names and addresses of such holders appear upon the Note Register, within 30 days after the filing or submission thereof with the Trustee, such summaries of any information, documents and reports provided by the Corporation pursuant to subsections (a) and (b) of this Section 4.03.
     (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (e) For purposes of this Section 4.03, the Corporation will be deemed to have furnished or delivered reports to the Trustee and the Noteholders if (i) such reports are filed with the Commission via the EDGAR filing system, (ii) such reports are currently available, and (iii) the Corporation electronically delivers to the Trustee a link to the EDGAR filing each time the Corporation files such a report.
     (f) The Corporation shall comply with the provisions of Section 314(a)(1)(2) and (3) of the Trust Indenture Act.
     Section 4.04 Reports by the Trustee.
     (a) To the extent applicable, the Trustee shall transmit to Noteholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after the date hereof, and no later than the anniversary date hereof in each succeeding year, deliver to Noteholders a brief report, dated as of each such date which complies with the provisions of such Section 313(a).
     (b) To the extent applicable, a copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Corporation. The Corporation will promptly notify the Trustee when the Notes are listed on any stock exchange.

     (c) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in the manner and the extent provided in Section 313(c) of the Trust Indenture Act.
ARTICLE V
REMEDIES OF THE TRUSTEE AND
NOTEHOLDERS UPON EVENT OF DEFAULT
     Section 5.01 Events of Default. “Event of Default,” wherever used herein with respect to the Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such series of Notes pursuant to this Indenture:
     (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (b) the Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.
     Section 5.02 Acceleration of Maturity. If an Event of Default with respect to Notes of a series at the time Outstanding occurs and is continuing, then in every such case the principal amount of all of the Notes of such series shall become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder.
     Section 5.03 Payment of Notes on Default; Suit Therefor. The Corporation covenants that (i) in case default shall be made in the payment of any installment of interest, on any of the Notes of a series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (ii) in case default shall be made in the payment of the principal of the Notes of a series as and when the same shall have become due and payable, whether at maturity of the Notes of such series or by acceleration or otherwise, then, upon demand of the Trustee, the Corporation will pay to the Trustee, for the benefit of the holders of such series of Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any other amount due to the Trustee pursuant to Section 6.06.

     In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor on such series of Notes and collect in the manner provided by law out of the property of the Corporation or any other obligor on such series of Notes, wherever situated, the moneys adjudged or decreed to be payable.
     One or more of the following defaults shall constitute a Default hereunder with respect to a series of Notes (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest on such series of Notes when due, and continuance of such default for a period of 30 days; or
     (b) default in the payment of any principal of such series of Notes when due, whether at maturity, by acceleration of maturity or otherwise.
     Section 5.04 Trustee May File Proofs of Claim. In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation or any other obligor on the Notes under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Corporation or such other obligor, or in the case of any other similar judicial proceedings relative to the Corporation or other obligor upon the Notes, or to the creditors or property of the Corporation or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee pursuant to Section 6.06) and of the Noteholders allowed in such judicial proceedings relative to the Corporation or any other obligor on the Notes, or to the creditors or property of the Corporation or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to, and expenses of, the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Trustee pursuant to Section 6.06.

     Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
     All rights of action and of asserting claims under this Indenture, or under any series of the Notes, may be enforced by the Trustee without the possession of any of the Notes of such series, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to the terms of this Indenture, be for the ratable benefit of the holders of such series of Notes.
     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
     Section 5.05 Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Notes of a series in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:
     First: To the payment of costs and expenses of collection applicable to the Notes of such series and all other amounts due to the Trustee under Section 6.06;
     Second: To the payment of all Senior Indebtedness of the Corporation if and to the extent required by Article XIV;
     Third: To the payment of the amounts then due and unpaid upon Notes of such series for principal of and interest on such Notes, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Notes for principal and interest, respectively; and
     Fourth: To the Corporation.
     Section 5.06 Proceedings by Noteholders. No holder of any Note of a series shall have any right by virtue of or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such holder previously shall have given to the Trustee written notice of a Default or Event of Default with respect to such series of Notes and of the continuance thereof with respect to such series of Notes specifying such Default or Event of Default, as hereinbefore provided, (b) the holders of not less than 25% in aggregate principal amount of such series of Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder, (c) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, and (e), no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of such series of Notes; it being understood and intended, and being expressly covenanted by the taker and holder of every Note of such series with every other taker and holder and the Trustee, that no one or more holders of Notes of such series shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes of such series, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of such series of Notes.
     Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal of and interest on such Note, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder, and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note with every other such taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatsoever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Section 5.07 Proceedings by Trustee.
     (a) In case an Event of Default or Default occurs with respect to any series of Notes and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     (b) All rights of action and claims under this Indenture or any series of Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts then due under Section 6.06, be for the ratable benefit of the holders of such series of Notes in respect of which such judgment has been recovered.

     Section 5.08 Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Corporation, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.
     Section 5.09 Remedies Cumulative and Continuing. All powers and remedies given by this Article V to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Notes, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default or Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
     Section 5.10 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of a series of Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by one of its Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of a series of Notes at the time Outstanding may on behalf of the holders of all of the Notes of such series waive any existing Default or Event of Default with respect to such series and its consequences except a default (a) in the payment of principal of or interest on any of the Notes of such series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee) or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Note of such series affected. Upon any such waiver, the Default or Event of Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Corporation, the Trustee and the holders of the Notes of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default with respect to such series or impair any right consequent thereon. Whenever any Default or Event of Default hereunder with respect to a series of Notes shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the series of Notes and this Indenture be deemed to have been cured and to be not continuing.

     Section 5.11 Notice of Defaults.
     (a) The Trustee shall, within 90 days after the occurrence of a Default with respect to a series of Notes actually known to a Responsible Officer of the Trustee, mail to all Noteholders of such series, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act and as the names and addresses of such holders appear upon the Note Register for such series, notice of all such Defaults, unless such Default(s) shall have been cured before the giving of such notice (the term “Default” for the purpose of this Section 5.11 means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Default with respect to the Notes of such series); provided, however, that, except in the case of Default in the payment of the principal of or interest on any of the Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of such series.
     (b) Within ten Business Days after the occurrence of any Event of Default with respect to a series of Notes actually known to a Responsible Officer of the Trustee, the Trustee shall mail to all Noteholders of such series, as the names and addresses of such holders appear upon the Note Register for such series, notice of such Event of Default or Default, unless such Event of Default or Default shall have been cured or waived before the giving of such notice.
     Section 5.12 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders of a series of Notes, holding in the aggregate more than 10% in aggregate principal amount of the Notes of such series Outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note against the Corporation on or after the same shall have become due and payable.
     Section 5.13 Unconditional Right of Security Holders To Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right which is absolute and unconditional to receive payment of the principal of and premium, if any, and (subject to Section 2.07) interest on such Note on the Maturity Date expressed in such Note at the respective place, at the respective time, at the respective rates, in the respective amount and in the coin, currency, or currency unit therein and herein prescribed, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

ARTICLE VI
CONCERNING THE TRUSTEE
     Section 6.01 Duties and Responsibilities of Trustee. The Trustee shall comply with, and be subject to, the provisions of Section 315 of the Trust Indenture Act. The duties and responsibilities of the Trustee shall be as provided in the Trust Indenture Act and as herein set forth. In case an Event of Default or Default (of which, except for a default in the payment of any principal or interest on the Notes under clauses (a) and (b) of Section 5.03, a Responsible Officer of the Trustee has actual knowledge) has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default or Default (of which, except for a default in the payment of any principal or interest on the Notes under clauses (a) and (b) of Section 5.03, a Responsible Officer of the Trustee has actual knowledge) and after the curing or waiving of all such Events of Default or Default which may have occurred,
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms on its face to the requirements of this Indenture.
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Corporation or the Noteholders pursuant to Section 5.10, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it reasonably believes that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.
     In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.
     Section 6.02 Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 6.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Corporation mentioned herein may be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Corporation;
     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders of any series, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable and sufficient security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default or Default (of which, except for a default in the payment of any principal or interest on the Notes under clauses (a) and (b) of Section 5.03, a Responsible Officer of the Trustee has actual knowledge) that has not been cured or waived, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of a series of Outstanding Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;
     (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes of any series unless (i) such Default is a default in the payment of any principal or interest on the Notes of such series under clauses (a) and (b) of Section 5.03, (ii) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (iii) written notice of such Default or Event of Default shall have been given to the Trustee by the Corporation or any other obligor on the Notes of such series or by any holder of the Notes of such series; and
     (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith, without negligence or willful misconduct and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
     Section 6.03 No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Corporation, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Corporation of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.
     Section 6.04 Trustee, Authenticating Agent, Paying Agents, Transfer Agents and Registrar May Own Notes. The Trustee or any Authenticating Agent or any Paying Agent or any transfer agent or any Registrar for the Notes, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, transfer agent or Registrar for the Notes.

     Section 6.05 Moneys to be Held in Trust. Subject to the provisions of Section 11.04, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by an Officer thereof.
     Section 6.06 Compensation and Expenses of Trustee. The Corporation, as issuer of Notes under this Indenture, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Corporation and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except to the extent any such expense, disbursement or advance arises from its negligence, bad faith or willful misconduct.
     The Corporation covenants to indemnify each of the Trustee (including in its individual capacity) and any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, action, suit, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability. The obligations of the Corporation under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.
     When the Trustee incurs expenses or renders services in connection with a Default or an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
     The provisions of this Section 6.06 shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.
     Section 6.07 Officers’ Certificate as Evidence. Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’

Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture in reliance thereon.
     Section 6.08 Conflicting Interest of Trustee. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Corporation shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. The following indenture shall be considered specifically described herein for purposes of clause (i) of the proviso contained in Section 310(b)(i)(1) of the Trust Indenture Act: Indenture dated as of March 28, 2005 between the Corporation and Wilmington Trust Company, as trustee; and, pursuant to Section 310(b)(i)(1)(C)(i) of the Trust Indenture Act, unless otherwise ordered by the Commission, an Event of Default by the Corporation under this Indenture will not disqualify the Trustee under this Indenture because it is a trustee under such other indenture.
     Section 6.09 Eligibility of Trustee. The Indenture shall at all times have a Trustee that satisfies the requirements of Section 310 of the Trust Indenture Act in all respects. The Trustee hereunder shall at all times be a Person organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as Trustee.
     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.
     Section 6.10 Resignation or Removal of Trustee.
     (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more series of Notes by giving written notice of such resignation to the Corporation and by mailing notice thereof to the holders of the Notes of such series at their addresses as they shall appear on the Note Register for such series. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee or trustees, which trustee shall be eligible in accordance with the provisions of Section 6.09, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a

Note for at least six months may, subject to the provisions of Section 5.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with the provisions of Section 6.08 after written request therefor by the Corporation or by any Noteholder of any series who has been a bona fide holder of a Note or Notes of such series for at least six months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Corporation or by any Noteholder of any series; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Trustee and appoint a successor trustee, which trustee shall be eligible in accordance with the provisions of Section 6.09, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.10, any Noteholder of such series who has been a bona fide holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding may at any time remove the Trustee for such series and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after written notification of such nomination the Corporation objects thereto, or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Trustee so removed or any Noteholder of such series, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10, may petition any court of competent jurisdiction for an appointment of a successor trustee with respect to such series of Notes.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.
     Section 6.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of all amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.
     No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.
     Upon the appointment hereunder of any successor Trustee with respect to the Notes of one or more (but not all) series, the Corporation, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Notes of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Corporation or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Notes of that or those series to which the appointment of such successor relates and subject to Sections 6.05 and 11.04 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.06. If any supplemental indenture contemplated by this Section 6.11 affects the rights and obligations of any Trustee with respect to the Notes of one or more series other than the retiring Trustee or Successor Trustee referred to herein, such other Trustee shall be a party to such supplemental indenture.
     Section 6.12 Succession by Merger, etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
     In case any Notes shall have been authenticated but not delivered at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Notes or this Indenture elsewhere provides that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.13 Limitation on Rights of Trustee as a Creditor. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.
     Section 6.14 Authenticating Agents. There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Corporation with respect to one or more series of Notes with power to act on the Trustee’s behalf and subject to the Trustee’s direction in the authentication and delivery of Notes of such series issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Notes of such series; provided, however, that the Trustee shall have no liability to the Corporation for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Notes of such series. Any such Authenticating Agent shall at all times be a Person organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least five million U.S. dollars ($5,000,000) and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an

Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.
     Any Person into which any Authenticating Agent may be merged, converted or with which it may be consolidated, or any Person resulting from any merger or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor Person is otherwise eligible under this Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.
     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Trustee may, and upon the request of the Corporation shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Corporation and shall mail notice of such appointment to all Noteholders of the series with respect to which such Authenticating Agent shall serve, as the names and addresses of such holders appear on the Note Register for such series. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.
     The Corporation, as issuer of the Notes, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.
ARTICLE VII
CONCERNING THE NOTEHOLDERS
     Section 7.01 Action by Noteholders. Any demand, request, notice, consent, waiver or other action provided by this Indenture to be given or taken by the holders of a specified percentage in aggregate principal amount of Notes of any series, may be evidenced by: (a) any instrument (including by way of electronic transmission) or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, or (b) the record of such holders of Notes of such series voting in favor thereof at any meeting of such Noteholders duly called and held in accordance with the provisions of Article VIII, or (c) a combination of such instrument or instruments and any such record of such a meeting of such Noteholders.
     If the Corporation shall solicit from the Noteholders of such series any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for the determination of such Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record of such series at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes of such series shall be computed as of the record date.
     Section 7.02 Proof of Execution by Noteholders. Subject to the provisions of Sections 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the Note Register or by a certificate of the Registrar for the Notes. The Trustee may require such additional proof of any matter referred to in this Section 7.02 as it shall deem necessary.
     The record of any Noteholders’ meeting shall be proved in the manner provided in Section 8.06.
     Section 7.03 Who Are Deemed Absolute Owners. Prior to due presentment for registration of transfer of a Note of any series, the Corporation, the Trustee, any Authenticating Agent, any Paying Agent, any transfer agent and any Registrar for the Notes of such series may deem the person in whose name such Note shall be registered upon the Note Register for such series to be, and may treat such person as, the absolute owner of such Note (whether or not such Note shall be overdue) for the purpose of receiving payment of or on account of the principal of and interest on such Note and for all other purposes; and neither the Corporation nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any transfer agent nor any Registrar for the Notes shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon such holder’s order shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.
     Section 7.04 Notes Owned by Corporation Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Notes of a series have concurred in any direction, consent or waiver under this Indenture, Notes of such series that are owned by the Corporation or any other obligor on such series of Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any other obligor on such series of Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes of such series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes of such series so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Corporation or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.
     Section 7.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes of a series in connection with such action, any holder of a Note of such series (or any Note of such series issued in whole or in part in exchange or substitution therefor), subject to Section 7.01, the serial number of which is shown by the evidence to be included in the group of Notes of such series the holders of which have consented to such action, may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note (or so far as concerns the principal amount represented by any exchanged or substituted Note). Except as aforesaid, any such action taken by the holder of a Note of a series shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.
ARTICLE VIII
MEETINGS OF NOTEHOLDERS
     Section 8.01 Purposes of Meetings. A meeting of Noteholders of any series of Notes may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:
     (a) to give any notice to the Corporation or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default or Default (or any event which, after notice or the lapse of time or both would become, an Event of Default or a Default) hereunder with respect to such series and its consequences, or to take any other action authorized to be taken by Noteholders of such series pursuant to any of the provisions of Article V;
     (b) to remove the Trustee and nominate a successor trustee of such series pursuant to the provisions of Article VI;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or
     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such series of Notes under any other provision of this Indenture or under applicable law.
     Section 8.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders of any series to take any action specified in Section 8.01, to be held at such time and at such place in New York, New York or Wilmington, Delaware as the Trustee shall determine. Notice of every meeting of the Noteholders of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Notes of such series at their addresses as they shall appear on the Note

Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.
     Section 8.03 Call of Meetings by Corporation or Noteholders. In case at any time the Corporation, pursuant to a resolution of the Board of Directors, or the holders of at least 25% in aggregate principal amount of the Notes of any series then Outstanding, shall have requested the Trustee to call a meeting of Noteholders of such series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Noteholders may determine the time and the place in New York, New York or Wilmington, Delaware for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.
     Section 8.04 Qualifications for Voting. To be entitled to vote at any meeting of Noteholders of any series, a Person shall be (a) a holder of one or more Outstanding Notes of such series or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more Outstanding Notes of such series. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders of any series shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.
     Section 8.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders of any series, in regard to proof of the holding of Notes of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Noteholders as provided in Section 8.03, in which case the Corporation or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.
     Subject to the provisions of Section 8.04, at any meeting each holder of Notes of any series or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Notes of such series held or represented by such holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note of such series challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority in principal amount of those present, and the meeting may be held as so adjourned without further notice.
     Section 8.06 Voting. The vote upon any resolution submitted to any meeting of holders of Notes of any series shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Notes of such series voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 8.07 Quorum; Actions. The Persons entitled to vote a majority in aggregate principal amount of the Notes of any series then Outstanding shall constitute a quorum for a meeting of Noteholders of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of the Notes of such series then Outstanding, the Persons holding or representing such specified percentage in aggregate principal amount of the Notes of such series then Outstanding will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Noteholders of such series, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the aggregate principal amount of the Notes of such series then Outstanding which shall constitute a quorum.
     Except as limited by the proviso in the first paragraph of Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the Notes of that series then Outstanding; provided, however, that, except as limited by the proviso in the first paragraph of Section 9.02, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that this Indenture expressly provides may be given by the holders of not less than a specified percentage in principal amount of the Notes of such series then Outstanding may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the holders of not less than such specified percentage in aggregate principal amount of the Notes of such series then Outstanding.

     Any resolution passed or decision taken at any meeting of Noteholders of any series duly held in accordance with this Section 8.07 shall be binding on all the Noteholders of such series, whether or not present or represented at the meeting.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.01 Supplemental Indentures Without Consent of Noteholders. The Corporation and the Trustee may from time to time and at any time enter into one or more indentures supplemental hereto without the consent of the Noteholders, for one or more of the following purposes:
     (a) to evidence the succession of another Person to the Corporation, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Corporation pursuant to Article X hereof;
     (b) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the Noteholders of any series (as shall be specified in such supplemental indenture or indentures) as the Board of Directors and the Trustee shall consider to be for the protection of the Noteholders of such series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture or indentures may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;
     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, provided that any such action shall not materially adversely affect the interests of the holders of the Notes of the affected series;
     (d) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to one or more series of Notes;
     (e) to qualify or maintain qualification of this Indenture under the Trust Indenture Act;
     (f) to make any change that does not adversely affect the rights of any Noteholder in any material respect; or
     (g) to establish the form or terms of each series of subordinated notes.

     The Trustee is hereby authorized to join with the Corporation in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture to this Indenture authorized by the provisions of this Section 9.01 may be executed by the Corporation and the Trustee without the consent of the holders of any of the Notes of the affected series at the time Outstanding, notwithstanding any of the provisions of Section 9.02.
     Section 9.02 Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Section 7.01) of the holders of a majority in aggregate principal amount of the Notes of each series affected by such supplemental indenture at the time Outstanding, the Corporation, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into any indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Notes of such series; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Note then Outstanding and affected thereby (a) change the Maturity Date of any Note or provide for the redemption of any Note prior to the Maturity Date, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or make the principal thereof or any interest thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any Noteholder to institute suit for payment thereof, or (b) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture.
     Upon the request of the Corporation accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture effecting such amendment, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     Promptly after the execution by the Corporation and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Corporation, setting forth in general terms the substance of such supplemental indenture, to the Noteholders of the affected series as their names and addresses appear upon the Note Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Notes, or which modifies the rights of the holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Notes of any other series.
     It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 9.03 Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article IX shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Corporation and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.04 Notation on Notes. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Corporation or the Trustee shall so determine, new Notes of such series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Corporation, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Notes then Outstanding of such series.
     Section 9.05 Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.
ARTICLE X
CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER AND LEASE
     Section 10.01 Corporation May Consolidate, etc., on Certain Terms. Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Corporation with or into any other Person (whether or not affiliated with the Corporation, as the case may be), or successive consolidations or mergers in which the Corporation or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Corporation, or its successor or successors as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Corporation, or its successor or successors, as the case may be) authorized to acquire and operate the same; provided, that (a) the Corporation is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (b) if the Corporation is not the surviving Person, upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on the Notes according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture and the Notes to be kept or performed by the Corporation shall be expressly assumed by the surviving Person, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the Person formed by such consolidation, or into which the Corporation shall have been merged, or by the Person which shall have acquired such property, as the case may be, and (c) after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or an Event of Default) shall have occurred and be continuing.
     Section 10.02 Successor Person to be Substituted for Corporation. In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligation of due and punctual payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation, such successor Person shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as a party hereto, and the Corporation thereupon shall be relieved of any further liability or obligation hereunder or upon the Notes. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Notes which previously shall have been signed and delivered by any Officer of the Corporation to the Trustee or the Authenticating Agent for authentication, and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.
     Section 10.03 Opinion of Counsel to be Given Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article X complies with the provisions of this Article X.

ARTICLE XI
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 11.01 Discharge of Indenture. When (a) the Corporation shall deliver to the Trustee for cancellation all Notes of any series theretofore authenticated (other than a Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.09) and not theretofore canceled, or (b) all the Notes of a series not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Corporation shall deposit or cause to be deposited with the Trustee, in trust, funds sufficient to pay on the Maturity Date all of the Notes of such series (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.09) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to the Maturity Date, but excluding, however, the amount of any moneys for the payment of principal of or interest on the Notes of such series (i) theretofore repaid to the Corporation in accordance with the provisions of Section 11.04, or (ii) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if, in either case the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then this Indenture shall cease to be of further effect with respect to such series except for the provisions of Sections 2.02, 2.07, 2.08, 3.01, 3.02, 3.04, 6.06, 6.10 and 11.04 hereof, which shall survive until such Notes shall mature and be paid. Thereafter, Sections 6.06, 6.10 and 11.04 shall survive, and the Trustee, on demand of the Corporation accompanied by any Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Corporation, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.
     Section 11.02 Deposited Moneys and U.S. Government Obligations to be Held in Trust by Trustee. Subject to the provisions of Section 11.04, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections 11.01 or 11.05 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Corporation if acting as its own paying agent), to the holders of the particular Notes for the payment of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.
     The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge for which by law the holders of Outstanding Notes are liable.
     Section 11.03 Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture with respect to any series, all moneys then held by any paying agent of the Notes of such series (other than the Trustee) shall, upon written demand of the Corporation, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     Section 11.04 Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of or interest on Notes of any series and not applied but remaining unclaimed by the holders of Notes of such series for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) upon Corporation Order be repaid to the Corporation by the Trustee or such paying agent; and the holder of any of the Notes of such series shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect and all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.
     Section 11.05 Defeasance Upon Deposit of Moneys or U.S. Government Obligations. The Corporation shall be deemed to have been Discharged from its obligations with respect to the Notes of any series on the 91st day after the applicable conditions set forth below have been satisfied:
     (a) the Corporation shall have deposited or caused to be deposited irrevocably with the Trustee or the Defeasance Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes of such series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of and interest on the Outstanding Notes of such series on the dates such installments of principal and interest are due;
     (b) if the Notes of such series are then listed on any national securities exchange, the Corporation shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under this Section 11.05 would not cause such Notes to be delisted from such exchange;
     (c) no Default or Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or an Event of Default) with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit; and
     (d) the Corporation shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this Section 11.05 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.
ARTICLE XII
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS
     Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Corporation or of any successor Person to the Corporation, either directly or through the Corporation or any successor Person to the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
     Section 13.01 Successors. All of the covenants, stipulations, promises and agreements of the Corporation contained in this Indenture shall also bind the Corporation’s successors and assigns whether so expressed or not.
     Section 13.02 Official Acts by Successor Corporation. Any act or proceeding that, by any provision of this Indenture, is authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.
     Section 13.03 Surrender of Corporation Powers. The Corporation by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Corporation hereunder, and thereupon such power so surrendered shall terminate both as to the Corporation, as the case may be, and as to any successor Person.
     Section 13.04 Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Corporation may be given or served by being deposited postage prepaid by first class mail, registered or certified mail, overnight courier service or conformed telecopy addressed (until another address is filed by the Corporation with the Trustee for the purpose) to Fulton Financial Corporation at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17602, Attention:

George R. Barr, Jr., Senior Vice President and Secretary. Any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of Wilmington Trust Company at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets Division, Fulton Financial Corporation Subordinated Notes (unless another address is provided by the Trustee to the Corporation for such purpose). Any notice or communication to a Noteholder shall be mailed by first class mail to his or her address shown on the Note Register kept by the Registrar for the Notes. Notices required to be given to the Trustee or the Authenticating Agent shall be in writing, personally delivered or mailed first class postage prepaid to each of the foregoing, or at such other address as shall be designated by written notice to the other parties.
     Section 13.05 Governing Law. This Indenture and the Notes shall each be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles of said State other than Section 5-1401 of the New York General Obligations Law.
     Section 13.06 Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Corporation to the Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Trustee an Officers’ Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that no such Opinion of Counsel shall be required in connection with the authentication and issuance of the initial series of Notes. Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except certificates delivered pursuant to Section 3.05) shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 13.07 Business Days. Except as provided otherwise in a supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of a series of Notes pursuant to this Indenture, in any case where the date of payment of principal of or interest on the Notes is not a Business Day, the payment of such principal of or interest on the Notes will not be made on such date but will be made on the next succeeding Business Day, with the same force and effect as if made on the original date of payment, and no interest shall accrue for the period from and after such date.
     Section 13.08 Qualification of Indenture. The Corporation shall qualify this Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees for the Corporation, the Trustee and the holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Corporation any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
     Section 13.09 Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties shall control.
     Section 13.10 Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 13.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 13.12 Separability. In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Notes, but this Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
ARTICLE XIV
SUBORDINATION OF NOTES
     Section 14.01 Agreement to Subordinate. The Corporation covenants and agrees, and each holder of Notes issued hereunder likewise covenants and agrees, that the Notes shall be issued subject to the provisions of this Article XIV; and each holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.
     The payment by the Corporation of the principal of and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Allocable Amounts then due and payable in respect of Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.
     No provision of this Article XIV shall prevent the occurrence of any Default or Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or Event of Default) with respect to the Notes hereunder.
     Section 14.02 Default on Senior Indebtedness. In the event and during the continuation of any default by the Corporation in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, no payment shall be made by the Corporation with respect to the principal or interest on the Notes or any other amounts which may be due on the Notes pursuant to the terms hereof or thereof.

     In the event of the acceleration of the maturity of the Notes of a series, then no payment shall be made by the Corporation with respect to the principal or interest on the Notes of such series or any other amounts which may be due on the Notes of such series pursuant to the terms hereof or thereof until the holders of all Senior Indebtedness outstanding at the time of such acceleration shall receive payment, in full, of all Allocable Amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration).
     In the event that, notwithstanding the foregoing, any payment is received by the Trustee, or any Noteholder, when such payment is prohibited by the preceding paragraphs of this Section 14.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the notice required by Section 14.06 has been received by the Trustee) or by any Noteholder, to the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent of the Allocable Amounts in respect of such Senior Indebtedness and to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the Allocable Amounts then due and owing on such Senior Indebtedness, and only the Allocable Amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.
     Section 14.03 Liquidation; Dissolution; Bankruptcy. Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, the holders of all Senior Indebtedness of the Corporation will first be entitled to receive payment in full of Allocable Amounts due on or in respect of such Senior Indebtedness, before any payment is made by the Corporation on account of the principal of or interest on the Notes or any other amounts which may be due on the Notes pursuant to the terms hereof or thereof); and upon any such dissolution, winding-up, liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, which the Noteholders or the Trustee would be entitled to receive from the Corporation, except for the provisions of this Article XIV, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Noteholders or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Corporation (pro rata to such holders on the basis of the respective Allocable Amounts of Senior Indebtedness held by such holders, as calculated by the Corporation) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Allocable Amounts of Senior Indebtedness in full, in money or moneys worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Noteholders or to the Trustee.
     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character prohibited by the foregoing, whether in cash, property or Notes, shall be received by the Trustee, or any Noteholder, before the Allocable Amounts of all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered by the Trustee (if the Notice required by Section 14.06 has been received by the Trustee) or by any Noteholder, to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Corporation, for application to the payment of all Allocable Amounts of Senior Indebtedness remaining unpaid to the extent necessary to pay all Allocable Amounts due on or in respect of such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.
     For purposes of this Article XIV, the words “cash, property or securities” shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XIV with respect to the Notes to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Corporation with, or the merger of the Corporation into, another Person or the liquidation or dissolution of the Corporation following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article X of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article X of this Indenture. Nothing in Section 14.02 or in this Section 14.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06 of this Indenture.
     Section 14.04 Subrogation. Subject to the payment in full of all of Senior Indebtedness, the rights of the Noteholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Noteholders or the Trustee would be entitled except for the provisions of this Article XIV, and no payment over pursuant to the provisions of this Article XIV to or for the benefit of the holders of such Senior Indebtedness by Noteholders or the Trustee, shall, as between the Corporation, its creditors other than holders of Senior Indebtedness of the Corporation, and the holders of the Notes, be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XIV are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of such Senior Indebtedness on the other hand.
     Nothing contained in this Article XIV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Corporation, its creditors other than the holders of

Senior Indebtedness of the Corporation, and the holders of the Notes, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Corporation, as the case may be, other than the holders of Senior Indebtedness of the Corporation, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of such Senior Indebtedness in respect of cash, property or Notes of the Corporation, as the case may be, received upon the exercise of any such remedy.
     Section 14.05 Trustee to Effectuate Subordination. Each Noteholder, by such Noteholder’s acceptance thereof, authorizes and directs the Trustee on such Noteholder’s behalf to take such action (as the Trustee, in its discretion, deems necessary or appropriate, upon instruction or otherwise) to effectuate the subordination provided in this Article XIV and appoints the Trustee such Noteholder’s attorney-in-fact for any and all such purposes.
     Section 14.06 Notice by the Corporation. The Corporation shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Corporation that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XIV.
     Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XIV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Corporation or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.06 at least two Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.
     The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on a written notice delivered to it by a Person representing himself to be a holder of Senior Indebtedness of the Corporation (or a trustee on behalf of such holder), as the case may be, to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Upon any payment or distribution of assets of the Corporation referred to in this Article XIV, the Trustee, subject to the provisions of Article VI of this Indenture, and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.
     Section 14.07 Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     With respect to the holders of Senior Indebtedness of the Corporation, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Noteholders, the Corporation or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise.
     Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06.
     Section 14.08 Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Corporation may, at any time and from time to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the

Noteholders and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the holders of the Notes to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation, as the case may be, and any other Person.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

FULTON FINANCIAL CORPORATION

By:

Name:
Title:

WILMINGTON TRUST COMPANY,
as Trustee

By:

Name:
Title:

EXHIBIT A
(FORM OF FACE OF NOTE)
     [IF THIS NOTE IS A GLOBAL NOTE INSERT: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (II) THE PURCHASE AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW

In all circumstances, each Note shall bear the following legends:
     THE NOTES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF NOTES IN A DENOMINATION OF LESS THAN $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH NOTES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.
     THE NOTES DO NOT EVIDENCE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

FULTON FINANCIAL CORPORATION
CUSIP No.:
$ ________
______ SUBORDINATED NOTE DUE _____________
     Interest
     Fulton Financial Corporation, a Pennsylvania corporation (the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___or registered assigns, the principal sum of $___(___Dollars) on ___, ___ (the “Maturity Date”) and to pay interest on the outstanding principal amount hereof from ______, ___ or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on ___and ___of each year, commencing ___at the rate of ___% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable hereon shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined in the Indenture), the related payment of principal or interest will be paid on the next Business Day, with the same force and effect as if made on such date, and no interest on such payments will accrue from and after such Interest Payment Date or Maturity Date, as the case may be.
     Method of Payment
     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the 15th calendar day (whether or not a Business Day) prior to the applicable Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Notes of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest payable on the Maturity Date of the Notes of this series will be paid to the registered holder to whom the principal is payable.

     Paying Agent and Register
     The principal of and interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by (i) check mailed to the holder at such address as shall appear in the Note Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date.
     Subordination
     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Allocable Amounts on Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     This Note shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.
     The provisions of this Note are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed this ___day of ___, ___.

FULTON FINANCIAL CORPORATION

By:

Name:
Title:

Attest:

By:

Name:
Title:
CERTIFICATE OF AUTHENTICATION
     This represents Notes of Fulton Financial Corporation referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as
Trustee

By:

Authorized Signatory
Dated:

(FORM OF REVERSE OF NOTE)
     This Note is one of the Notes of the Corporation (herein sometimes referred to as the “Notes”), issued in one or more series or to be issued under and pursuant to an Indenture, dated as of May ___, 2007 (the “Indenture”), duly executed and delivered between the Corporation and Wilmington Trust Company, as Trustee (the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Notes. This Note is one of the series designated on the face hereof. The Notes are unlimited in aggregate principal amount as specified in the Indenture.
     Defaults and Remedies
     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Notes of this series shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     There is no right of acceleration of payment in the case of any Default (as defined in the Indenture), including any default in the payment of principal or interest on the Notes or the performance by the Corporation of its other obligations under the Notes of this series.
     Amendment, Supplement and Waiver
     The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes affected at the time Outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each holder of Notes then Outstanding and affected thereby, (i) change the Maturity Date of any Note or provide for the redemption of any Note prior to such Maturity Date, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or make the principal thereof or any interest thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Notes to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Notes the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes at the time Outstanding and affected thereby, on behalf of all of the holders of the Notes, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Notes or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Notes then Outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the money herein prescribed.
     Limitation on Dividends
     The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock, (ii) make any payment of principal of or interest, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in right of payment to the Notes other than such payments, repayments, repurchases or redemptions of debt securities of the Corporation that rank equal with the Notes that are made on a pro rata basis with payments, repayments or repurchases on the Notes or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Notes (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (d) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation’s benefit or compensation plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans), if at such time there shall have occurred any event, act or condition that (a) is a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure.
     Denominations; Transfer; Exchange
     The Notes of this series are issuable only in registered form without coupons in minimum denominations of $1,000 and multiples of $1,000 in excess thereof. As provided in the Indenture, this Note is transferable by the holder hereof on the Note Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in New York, New York or Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.
     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, any authenticating agent, any paying agent, any transfer agent and any security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Notes of this series) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) interest due hereon and for all other purposes, and none of the Corporation, the Trustee, any authenticating agent, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.
     No Recourse Against Others
     No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Governing Law
     THE INDENTURE AND THIS NOTE SHALL EACH BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     Abbreviations
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON — as tenants in common
JT TEN — as joint tenants with
right of survival
TEN ENT — as tenants in the entireties
UNIF GIFT MIN ACT — under Uniform Gift
to Minors Act and not as tenants

Additional abbreviations may also be used though not in the above list.

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE
The following increases and decreases in this Global Note have been made:

Signature of
			Principal Amount of	authorized
			this Global Note	signatory of
Date of	Amount of decrease	Amount of increase	following such	Trustee or
Decrease or	in Principal Amount	in Principal Amount	decrease or	Securities
Increase	of this Global Note	of this Global Note	increase	Custodian

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby assigns and transfers this Note to:

(Assignee’s social security or tax identification number)

(Address and zip code of assignee)
and irrevocably appoints
                                                                                 agent
to transfer this Note on the books of the Corporation. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Note Certificate)

Signature Guarantee:

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
FORM OF CERTIFICATE OF OFFICER OF THE CORPORATION
     Pursuant to Section 3.05 of the Indenture, dated as of May      , 2007 (as amended or supplemented from time to time, the “Indenture”), between Fulton Financial Corporation, as issuer (the “Corporation”), and Wilmington Trust Company, as trustee, the undersigned certifies that he/she is a [principal executive officer, principal financial officer or principal accounting officer] of the Corporation and in the course of the performance by the undersigned of his/her duties as an officer of the Corporation, the undersigned would normally have knowledge of any default by the Corporation in the performance of any covenants contained in the Indenture, and the undersigned hereby further certifies that he/she has no knowledge of any default for the fiscal year ending on ___, 20___[, except as follows: specify each such default and the nature thereof].
     Capitalized terms used herein, and not otherwise defined herein, have the respective meanings assigned thereto in the Indenture.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________, 20___.

Name:
Title:

B-1